SCHEDULE 14A
                            (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934

     Filed by the registrant
     Filed by a party other than the registrant
     Check the appropriate box:
( )      Preliminary proxy statement
(X)      Definitive proxy statement
(X)      Definitive additional materials
( )      Soliciting material  pursuant to  Rule 14a-11(c)  or Rule
         14a-12
                        Chesapeake Corporation
           (Name of Registrant as Specified in Its Charter)
                                  N/A
              (Name of Person(s) Filing Proxy Statement)
     Payment of filing fee (Check the appropriate box):
(X)       $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
            14a-6(j)(2).
( )       $500  per  each  party  to  the  controversy  pursuant  to
            Exchange Act Rule 14a-6(i)(3).
( )       Fee computed  on table below per  Exchange Act Rules  14a-
            6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transactions applies:


     (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


     (4) Proposed maximum aggregate value of transaction:


       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:


     (3) Filing party:


     (4) Date filed:

                               (L O G O)



               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                                     March 25, 1994



      To the Stockholders of
      Chesapeake Corporation:



          We are pleased to invite you to attend the annual meeting of stockholders of Chesapeake Corporation to be held at the Exhibition Hall at the Fairgrounds on Strawberry Hill, 600 East Laburnum Avenue, Richmond, Virginia, on Wednesday, April 27, 1994, at 11:00 A.M., for the following purposes:

             (1) to elect four directors to serve until the 1997 annual meeting of stockholders;

             (2)        to  approve  the  amendment  and  restatement  of  the
                        Chesapeake   Corporation  Salaried   Employees'  Stock
                        Purchase Plan;

             (3) to ratify the appointment by the Board of Directors of Coopers & Lybrand as independent accountants for 1994; and

             (4) to transact such other business as may properly come before the meeting.

          Only stockholders of record at the close of business on March 11, 1994, are entitled to notice of, to vote at and to participate in the meeting.

          You are requested to mark, date, sign and return the enclosed form of proxy in the enclosed envelope whether or not you expect to attend the meeting in person.



                                          By order of the Board of Directors:







                                                J. P. Causey Jr.
                                                Secretary

                            PROXY STATEMENT

                    ANNUAL MEETING OF STOCKHOLDERS



                                (logo)




                                 GENERAL INFORMATION

        Solicitation of the enclosed proxy is made by and on behalf of Chesapeake Corporation for use at the annual meeting of stockholders to be held at the Exhibition Hall at the Fairgrounds on Strawberry Hill, 600 East Laburnum Avenue, Richmond, Virginia, on Wednesday, April 27, 1994, and at any adjournments of such meeting. An annual report, including financial statements for the year ended December 31, 1993, is enclosed with this proxy statement.

         The expense of this solicitation will be paid by the Corporation. Officers, directors and employees of the Corporation may make solicitations of proxies by telephone or telegraph or by personal calls. The firm of D.F. King & Co., Inc. has been retained to assist in the solicitation of proxies at a fee estimated not to exceed $6,500, plus direct out-of-pocket expenses. Brokerage houses, nominees and fiduciaries have been requested to forward proxy soliciting material to the beneficial owners of the stock held of record by them, and the Corporation will reimburse them for their charges and expenses.

         The Corporation's charter authorizes the issuance of up to 60,000,000 shares of Common Stock ($1 par value) (" Common Stock" ) and 500,000 shares of Preferred Stock ($100 par value). Only stockholders of record at the close of business on March 11, 1994, are entitled to notice of,
      to vote at  and to participate in the meeting.   On the record date, the
      stock issued and  outstanding consisted of  23,520,232 shares of  Common
      Stock.   Holders of  Common Stock  will vote  as a  single class  at the
      annual meeting.   Each outstanding share will  entitle the holder to one
      vote. All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments.

         A  majority  of the  votes  entitled  to be  cast  on  matters to  be
      considered  at  the  meeting  constitutes  a  quorum.    If a  share  is
      represented for any purpose at  the meeting, it is deemed to  be present
      for quorum  purposes for  all other  matters as well.   Abstentions  and
      shares held of record by a broker or its nominee ("Broker Shares" ) that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether
      a quorum  is  present at  such  meeting.   Directors  are elected  by  a
      plurality of  the votes cast by holders of Common  Stock at a meeting at
      which a  quorum is present.   Votes that are withheld  and Broker Shares
      that are not voted in the election of directors will not be included in determining the number of votes cast. Approval of the amendment and restatement of the Chesapeake Corporation Salaried Employees' Stock Purchase Plan (the "Stock Purchase Plan" ) requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by properly executed and delivered proxies, and entitled to vote with respect thereto, at a meeting at which a quorum is present. Abstentions will have the same effect as a negative vote for purposes of
      approving the Stock  Purchase Plan.   Broker Shares  that are not  voted
      with respect to approval of the Stock Purchase Plan will not be included in determining the number of shares entitled to vote thereon.

         This proxy statement and the enclosed form of proxy were first mailed to stockholders on March 25, 1994.

                               ELECTION OF DIRECTORS
                                    (PROPOSAL 1)

         The Corporation's Board of Directors is divided into three classes. At the annual meeting, four directors are expected to be elected to Class II to hold office for a term of three years and until their respective successors are duly elected and qualified. Sture G. Olsson, a director of the Corporation since 1952 and currently Chairman of the Board, is not standing for re-election. Mr. Olsson's son, C. Elis Olsson, is among the nominees for election to Class II. The Board of Directors has indicated its intent to elect Sture G. Olsson as Chairman Emeritus of the Board and J. Carter Fox as Chairman of the Board and President & Chief Executive Officer of the Corporation at its annual organizational meeting following the annual meeting of stockholders.

                           Information Concerning Nominees

                                      Name and Age;                             Director
                                 Principal Occupation or                      Continuously
                              Employment During Last Five Years                  Since

        Class II (to serve until the 1997 annual meeting of stockholders)
(PHOTO)                       C. Elis Olsson, 29                                      ____

                              Assistant Manager of Manufacturing,
                              since 1993, and former Manager - Maintenance
                              Planning and Assistant to the Vice
                              President of Manufacturing, Chesapeake
                              Paper Products Company, a subsidiary of
                              Chesapeake Corporation.



(PHOTO)                       Wallace Stettinius, 61                                   1980

                              Chairman of the Board and Director, Cadmus
                              Communications Corporation, a graphic
                              communications holding company; Director of American Filtrona Corporation.



(PHOTO)                       Joseph P. Viviano, 55                                    1988

                              President  and  Chief  Operating  Officer,
                              since 1993,  and   Director,  Hershey   Foods
                              Corporation,  a  manufacturer of  confectionery
                              products, and former President, Hershey
                              Chocolate  U.S.A., a  division  of  Hershey Foods
                              Corporation.



(PHOTO)                       Harry H. Warner, 58                                      1978

                              Financial  Consultant,  since 1990,  and  retired
                              Executive Vice  President,  VMI Foundation,  Inc.;
                              Director of Pulaski Furniture  Corporation   and
                              American Filtrona Corporation.


       Unless  authority to do so  is withheld, shares  represented by properly executed proxies in the enclosed form will be voted for  the election of the four persons named above.  Each of the nominees except Mr. Olsson is currently  a  director and  has served  continuously  since the  year he
      joined the Corporation's Board.   If any of  the nominees should  become
      unavailable, the  Board of Directors may  designate substitute nominees,
      for  whom the proxies will be voted.   In the alternative, the Board may
      reduce the  size of the Class  to the number of  remaining nominees, for whom the proxies will be voted.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS  A VOTE FOR PROPOSAL
      1 TO ELECT MESSRS.  OLSSON, STETTINIUS, VIVIANO AND WARNER TO  THE BOARD
      OF DIRECTORS TO SERVE UNTIL THE 1997 ANNUAL MEETING.


                           Directors Continuing in Office

            There are eight directors whose present term of office will continue until 1995 or 1996, as indicated below, and until their respective successors are duly elected and qualified. Each has served continuously since the year he joined the Corporation's Board.


                                      Name and Age;                             Director
                                 Principal Occupation or                      Continuously
                              Employment During Last Five Years                  Since

          Class I (to serve until the 1996 annual meeting of stockholders)



(PHOTO)                        William D. McCoy, 64                                    1985
                               Chairman of  the Board,  Chief Executive
                               Officer and Director,  Koch  Label  Co.,
                               a  consumer products label printing company.



(PHOTO)                       John W. Rosenblum, 50                                    1984

                              Tayloe Murphy Professor of Business
                              Administration, since 1993, and former Dean,
                              Darden     Graduate    School     of     Business
                              Administration, University   of  Virginia;
                              Director  of  Cadmus Communications
                              Corporation, Comdial Corporation, T. Rowe Price
                              Associates, Inc. and Cone Mills Corporation.



(PHOTO)                       John Hoyt Stookey, 64                                    1990

                              Nonexecutive Chairman of the Board,
                              Quantum Chemical Corporation, a subsidiary
                              of Hanson Industries, a British industrial
                              management corporation, since 1993, and former
                              Chairman of the Board, Chief Executive Officer
                              and Director of Quantum Chemical Corporation;
                              Director    of    U.S.   Trust    Company,    ACX
                              Technologies, Inc. and Cyprus Amax Minerals
                              Company.



(PHOTO)                       Richard G. Tilghman, 53                                  1986

                              Chairman of the Board, Chief Executive Officer and Director, Crestar Financial Corporation, a bank holding company.




        Class III (to serve until the 1995 annual meeting of stockholders)



(PHOTO)                       Paul A. Dresser, Jr., 51                                 1991
                              Executive   Vice  President   &  Chief  Operating
                              Officer, Chesapeake  Corporation,  since 1991,
                              and former Group Vice  President -  Finance &
                              Administration  and Chief Financial Officer,
                              Chesapeake Corporation.



(PHOTO)                       J. Carter Fox, 54                                        1980

                              President & Chief Executive Officer, Chesapeake
                              Corporation; Director of Crestar Financial
                              Corporation.



(PHOTO)                       Robert L. Hintz, 63                                      1985

                              Chairman   of  the   Board,  R.   L.  Hintz   and
                              Associates, a management services
                              consulting firm; Director of Reynolds Metals
                              Company, Scott & Stringfellow  Financial,  Inc.
                              and  Ashland Coal, Inc.



(PHOTO)                       Frank S. Royal, 54                                       1990

                              Physician;   Director   of   Crestar    Financial
                              Corporation, CSX Corporation, Best Products Co.,
                              Inc. and Hospital Corporation of America.

            The Board of Directors meets regularly every two months and following each annual meeting of stockholders. During the last year there were nine meetings of the Board.

            The Board has  standing Executive,  Audit, Executive  Compensation
      and Nominating  Committees.   Members  of  the Executive  Committee  are
      Messrs. Fox, Olsson, Stettinius,  Tilghman and Warner.  During  the last year, there were  no meetings of the Executive Committee.  The Executive
      Committee   reviews   various   matters   and   submits   proposals   or
      recommendations to the Board  of Directors.  The Executive  Committee is
      empowered to and does act for the Board of Directors on certain matters.

            Members of the Audit Committee are Messrs. Hintz, McCoy, Royal and
      Tilghman.  During the last year,  there were three meetings of the Audit
      Committee.   The  Audit Committee  recommends an  independent accounting firm to be  selected by the  Board of Directors  for the upcoming  year.
      The  Audit  Committee  reviews  and  approves  various  audit  functions including the year-end audit  performed by the Corporation's independent
      accountants.    The  Corporation's  internal  auditors  and  independent
      accountants regularly report directly to the Audit Committee.

            Members of the Executive Compensation Committee (the "Compensation
      Committee")  are Messrs.  Rosenblum,  Stettinius, Stookey,  Viviano  and
      Warner.   During  the  last  year,  there  were  five  meetings  of  the
      Compensation Committee.   The  Compensation  Committee approves  officer
      incentive  awards, grants stock options  and recommends to  the Board of
      Directors remuneration levels for  officers, general remuneration  plans for all management personnel and other employee remuneration plans.

            Members of the Nominating  Committee are Messrs. Olsson, Rosenblum
      and  Stettinius.   During  last year,  there were  two  meetings of  the
      Nominating Committee. The  Nominating Committee reviews  the performance and attendance of directors,  recommends to the full Board  of Directors persons  to serve as directors  of the Corporation  and establishes such procedures  as  it  deems  proper  to  receive  and  review  information concerning potential candidates for election or reelection  to the Board
      of  Directors.    Stockholders entitled  to  vote  for  the election  of
      directors may  nominate candidates  for consideration by  the Nominating
      Committee.  Notice of  nominations made by stockholders with  respect to the 1995 annual meeting must be received in writing by  the Secretary of the  Corporation  no earlier  than January 2,  1995,  and no  later than
      January 27, 1995, and must set forth (i) the name, age, business address and,  if  known,  residence  address  of  each  such  nominee,  (ii) the principal occupation  or employment of  each such nominee  and (iii) the number  of shares of capital stock of the Corporation beneficially owned by each such nominee.

            During 1993 all directors attended at least 75% of the meetings of the  Board of Directors  and the committees to  which they were assigned
      except Mr. Stookey,  who attended 70% of such meetings.   As Chairman of
      Quantum Chemical  Corporation ("Quantum"), Mr. Stookey  served from 1989 to 1993  as an  executive officer  of Petrolane Incorporated,  Petrolane
      Finance Corp. and QJV Corp., affiliates of Quantum, which companies were reorganized on July 15, 1993, under the U. S. Bankruptcy Code.

                              Compensation of Directors

            Employee  directors of  the  Corporation are  not  paid for  their service on the Board of Directors  or any Board committee.  Non-employee directors received an annual  retainer of $12,000 for Board  service and an attendance fee of $950, plus travel expenses, for each  day attending a Board or committee meeting.  Committee chairmen received an additional annual retainer of  $3,500, and the Chairman  of the Board  of Directors
      received  an additional annual retainer of $33,000.  The Corporation has a Directors' Deferred Compensation Plan under which directors may  defer all  or a  portion  of their  fees  until  their retirement  or  another specified date.  Interest accrues on the balance of the deferred account
      at  a New York bank's prime rate.   The Corporation also has established
      an unfunded Outside Directors'  Retirement Plan (the  "Outside Directors'
      Plan" ).    Under the  Outside  Directors'  Plan, non-employee  directors retiring  at or after  age 65  after at least  five years  of service or prior to age 65  after at least ten years of service  are paid an amount equal  to their retainer  at the time  of their retirement  for a period equal to their period of service, up to ten years.

            At the  1992 annual  meeting, the  stockholders approved  the Non-
      Employee  Director Stock Option Plan  (the " Director Plan" ).   Under the
      Director  Plan, each non-employee director will  receive an annual award of an  option to purchase Common Stock in lieu of projected increases in
      the  cash retainer and meeting fees (an   "Automatic Award" ).  The number
      of  shares  of  Common  Stock   covered  by  Automatic  Awards  reflects
      assumptions regarding (i) the future  increases in directors' fees  that would have been approved but for adoption of the Director Plan, and (ii)
      the fair market value  of the option privilege.  Based on  the advice of an  independent  compensation consultant,  the  value  of an  option  to purchase  Common Stock  under the  Director Plan  was set  at $8.00  per
      share.   Pursuant  to  the  Director Plan,  each  non-employee  director received on  May  1, 1993,  an  Automatic Award  of  a stock  option  to purchase 375  shares of Common Stock  at a price of  $20.1625 per share.
      Unless the director's service terminates  earlier for reasons other than death  or disability, these options  are first exercisable  on April 26,
      1994,  and remain exercisable for a period  of ten years from their date of grant.  Pursuant to the Director Plan, non-employee directors will in the future receive  Automatic Awards  of stock options  to purchase  the
      following numbers of shares:   May 1, 1994, 500 shares; May 1, 1995, 625
      shares; and May  1, 1996, 750 shares.   Non-employee directors  are also
      eligible to choose  to receive an annual award pursuant  to the Director
      Plan in  lieu of all  or a part  of the director's  cash retainer  for a
      period  of one  or more  future  years (an   "Elective Award" ).   A  non-
      employee  director choosing to receive an Elective Award will receive an option  to purchase  125  shares  of Common  Stock  for each  $1,000  of
      foregone retainer.   On May  1, 1993, the  following directors  received
      Elective  Awards at  a price  of $20.1625  per share  for the  following numbers  of shares:  Mr. Hintz, 6,000  shares;  Mr. McCoy, 2,000 shares;
      Dr. Royal, 6,000 shares;  Mr. Stettinius, 3,000 shares; and Mr. Viviano,
      6,000 shares.  Elective Awards are first exercisable on or after the day of the annual  meeting next following the date of grant in installments, the number of  which correspond to  the number of  years covered by  the
      Elective Award.  The option  price per share for Automatic  and Elective
      Awards is  the average closing sales  price of the Common  Stock for the twenty trading days  before the October  31st that immediately  precedes the date of grant.

            The cash  retainer and  attendance fees described  above, together
      with   Automatic  Awards   under  the   Director  Plan,   represent  the
      Corporation's standard arrangements for compensation of its non-employee directors.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table shows, as of February 1,  1994, the direct and
      indirect beneficial  ownership  of  Common Stock  by:    each  director,
      nominee and executive  officer named in the  Summary Compensation Table;
      all directors and  executive officers of the Corporation as a group; and
      all persons beneficially owning  more than 5% of the  outstanding Common
      Stock.

                         Sole Voting and                         Aggregate
                          Investment                Aggregate    Percentage
   Name                   Power (1)    Other (2)      Total      Owned (3)

Thomas Blackburn  . . .      11,553                     11,553
Charles S. Cianciola  .      42,899            75       42,974
Paul A. Dresser, Jr.  .      67,205        10,744       77,949
J. Carter Fox . . . . .     185,170        34,152      219,322
Robert L. Hintz . . . .         650                        650
William D. McCoy  . . .       1,750                      1,750
C. Elis Olsson  . . . .      37,449         1,325       38,774
Sture G. Olsson . . .       889,724   1,425,380(4)  2,315,104(4)      9.84%
John W. Rosenblum . . .       1,150                      1,150
Frank S. Royal  . . . .         750                        750
Wallace Stettinius  . .       3,250                      3,250
John Hoyt Stookey . . .       1,250                      1,250
Samuel J. Taylor  . . .      33,961         1,915       35,876
Richard G. Tilghman . .       1,635         1,209        2,844
Joseph P. Viviano . . .      12,116                     12,116
Harry H. Warner . . . .       8,905                      8,905
All Directors and
  Executive Officers as
  a Group  (19 persons)   1,356,458     1,478,096    2,834,554       12.06
Crestar Bank
 919 E. Main Street
 Richmond, Virginia  .   1,448,404   1,477,574(4)  2,925,978(4)      12.44
FMR Corp.
 82 Devonshire Street
 Boston, Massachusetts     104,600     1,551,100    1,655,700         7.04
Thompson, Siegel &
 Walmsley, Inc.
 5000 Monument Avenue
 Richmond, Virginia  .     710,660       669,250    1,379,910         5.87
      _______________

           (1) Includes shares held in fiduciary capacities and (i) an aggregate 243,298 shares that may be acquired by certain of the Corpora-tion's officers within 60 days under the Corporation's 1987 Stock Option
      Plan, and (ii) an aggregate 2,500 shares that may be acquired by certain non-employee directors within 60 days under the Director Plan.

           (2)   Includes shares, if any:  (a)  owned by certain relatives; (b)
      held in various fiduciary  capacities; (c) held by certain corporations;
      (d) held by  the Corporation's  Employee Stock Ownership  Plan; and  (e)
      held by the  Corporation's 401(k) Savings  Plan for Salaried  Employees.
      These shares may be deemed to  be beneficially owned under the rules and regulations of the Securities and  Exchange Commission (the  "SEC" ),  but
      the  inclusion of  such  shares  in the  table  does  not constitute  an
      admission of beneficial ownership.   Certain shares may be deemed  to be
      beneficially  owned by  more  than  one  person  or  group  listed  and, accordingly, must be reported as being beneficially owned by each.
           (3)  Except  as indicated, each  person or  group beneficially  owns less than 1% of the outstanding Common Stock.
           (4) Includes 1,114,160  shares held in  various trusts  as to  which
      Crestar Bank and Mr. Olsson may be deemed to share beneficial ownership.

                               EXECUTIVE COMPENSATION

               Compensation Committee Report on Executive Compensation

            The Corporation's executive compensation programs are administered by the Compensation  Committee.  The Compensation Committee  is composed of the individuals listed below, each of whom is a non-employee director of the  Corporation.  The  Compensation Committee grants  stock options, stock appreciation  rights ( "SARs" ), performance shares  or stock units, and  approves  incentive  awards,  under  the  1993  Incentive  Plan for management employees and recommends to the Board of Directors the salary
      levels for executive officers.   The Compensation Committee has retained
      Frederic   W.  Cook  &  Co.,   Inc.  as  its   consultant  on  executive
      compensation, which  consultant  reports directly  to  the  Compensation
      Committee.

            The executive  compensation programs have been  designed to enable the  Corporation to attract,  develop and retain  executive officers and motivate  them  in an  environment conducive  to  the attainment  of the
      Corporation's business  goals.   It is  intended  that the  compensation
      programs  be kept  externally  competitive and  internally equitable  to reflect differences in job responsibility and individual contribution to
      the Corporation's success.   The  Corporation's goal is  to pay  average
      base salaries in  relation to  the paper and  forest products  industry, local competing industries  or industry in general, as appropriate, with appropriate  bonus  plans to  provide  incentive  opportunities for  the executives.  The intent of  the incentive programs is to provide  above-
      average total  pay for  above-average company, individual  business unit
      and individual  executive performance.   The compensation  programs also
      encourage employee ownership of the Corporation's Common Stock.

            In  designing  and   administering  the  individual   elements  of
      executive compensation, the  Compensation Committee  strives to  balance short- and long-term  incentive objectives.  The individual elements are base salaries and annual incentive  opportunities, which focus on short-
      term  objectives, and stock  option grants  and the  Long-Term Incentive
      Plan, which focus on long-term objectives.  The individual elements have been set by the Compensation Committee  to provide that more than 50% of the total compensation opportunities for the president & chief executive officer (the  "CEO" ) will be provided by annual incentives, stock options and  the Long-Term Incentive Plan, with the long-term elements being the more significant.  This results in the expected value of the CEO's total compensation being set  at competitive  levels with a  large portion  at
      risk  based  on  actual  performance.   The  short-term  objectives  are
      primarily to achieve profitability, manage cash flow  and operate safely
      in  compliance  with  applicable  laws.   Long-term  objectives  include
      sustained growth, cash flow and returns for stockholders.

            The Compensation Committee's policy on the tax deductibility of compensation for the CEO and other executive officers is to maximize the deductibility, to the extent possible, while preserving the Compensation
      Committee's flexibility to  maintain competitive compensation  programs.
      All executive compensation paid or awarded during 1993 is considered to be fully deductible by the Corporation under the Revenue Reconciliation
      Act of 1993.

            Below  is  a  discussion of  each  of  the  elements of  executive compensation along with a description of the decisions and actions taken
      by  the  Compensation  Committee   with  regard  to  1993  compensation,
      including a  specific rationale  for the  decisions regarding  the CEO's compensation.

            Base  salaries for executive officers are approved by the Board of
      Directors based upon recommendations by the Compensation Committee.  The
      Compensation Committee's recommendations result from a subjective review
      of  individual   performance  and  competitive  data   supplied  by  its
      consultant.    The competitive  data  are  based  upon published  survey
      information which includes  companies in the  paper and forest  products
      industry  and U.S.  industry  in general.    The Compensation  Committee
      establishes pay ranges for executive officers based on these competitive data, with  the midpoints of the  ranges set at the  median salaries for
      similar   positions  at   comparable  companies.     During   1993,  the
      Compensation Committee recommended and the Board of Directors approved a four-month  delay  in  base  salary increases  for  executive  officers,
      including  the CEO,  from March  1 to  July 1,  1993.   The Compensation
      Committee  recommended the  delay because  of the  anticipated financial
      performance  of  the Corporation  during the  first  half of  1993.   In
      determining   recommendations  for   specific  salaries   for  executive
      officers,  the Compensation  Committee considered  the position  of each
      individual's salary  within the respective pay range.   The Compensation
      Committee also  considered the general merit  increases for Chesapeake's salaried  employees and the merit  increases for employees  in the paper
      and  forest products  industry  and  U.S.  industry  in  general.    The
      Compensation Committee  recommended and the Board  of Directors approved
      an  increase  in  the  CEO's   salary  of  4%.    In  addition   to  the
      considerations  stated above,  the increase  reflected  the Compensation
      Committee's subjective evaluation of the  CEO's performance based on the
      Corporation's  financial  performance, both  in  absolute  terms and  in comparison with an internally generated peer group, and his  achievement of individual goals which  primarily involve the strategic direction  of
      the Corporation  and personal  performance objectives.   The  peer group
      included a  majority  of  the companies  in  the S&P  Paper  and  Forest
      Products Group,  which is used  in the  Corporation's performance  graph included in this proxy statement, plus  other companies in the paper and
      forest  products  industry with  which  the Corporation  competes.   The
      Compensation  Committee  concluded   that  the  Corporation's  financial
      performance was disappointing in absolute terms but  in general compared
      favorably  with  the  financial performance  of  the  peer  group.   The
      Compensation Committee  also concluded that the CEO's achievement of his
      individual   goals  substantially   met  the   Compensation  Committee's
      expectations.    The CEO's  performance was  evaluated in  the aggregate
      without assigning specific weights to the individual elements upon which his performance was evaluated.

            The  Compensation   Committee  also  makes  incentive   awards  to
      executive officers  under the  1993 Incentive  Plan.   The  Compensation
      Committee  reviewed  and  discussed Chesapeake's  1993  performance  and compared it to  the Corporation's  1992 performance,  the 1993  business plan,  long-term standards  of  performance and  the performance  of the
      internally  generated  peer group  of  companies  mentioned  above.   In
      evaluating  the Corporation's performance, several financial performance measures,  including earnings, return on  equity and cash  flow, and the
      Corporation's stock price performance  were reviewed.  Without assigning relative weights  to the different measures,  the Compensation Committee
      placed  primary  emphasis on  cash flow  generated  by operations.   The
      Compensation Committee  did not  determine the  awards based  on pre-set performance targets,  but subjectively evaluated the various performance measures  and  the aggregate  amount  deemed  appropriate for  incentive
      awards.   Based on this review, the Compensation Committee established a
      total award pool for 1993 incentive awards for all officers.   The total
      award pool  established by the Compensation  Committee was substantially less than 1992's total awards, and represented the lowest level of total
      incentive  awards  paid  to  officers  since  1985.    The  Compensation
      Committee then allocated the pool among the individual officers based on the  recommendations  of the  CEO and  a  subjective evaluation  of each officer's individual  performance and,  where applicable,  the financial performance of certain business units of the Corporation.  The financial performance of  the  business units  was  evaluated primarily  based  on earnings and cash  flow.  The annual  award for the CEO  was $44,000 for
      1993, which was approximately 11% of his year-end salary, compared to an annual award of approximately  20% for 1992 and 28% for 1991.  The CEO's award was  based upon  the  Compensation Committee's  assessment of  his individual  performance against  his  individual goals  approved by  the
      Compensation Committee at the beginning of the year and the Compensation
      Committee's  evaluation of  the Corporation's  performance as  mentioned above.

            Stock option  grants  are  awarded as  a  long-term  incentive  to executives  to  align the  executives'  interests  with those  of  other stockholders and to encourage significant stock ownership.  In 1993, the
      Compensation  Committee  granted stock  options  for  167,350 shares  of
      Common Stock to employees, including options for 20,000 shares of Common
      Stock  to  the CEO.    In granting  the  1993 options,  the Compensation
      Committee considered data  supplied by  its consultant  with respect  to competitive practices  obtained from a  broad survey of  U.S. industrial
      companies,  contributions  by  individual  recipients  to   the  overall
      performance  of the Corporation and their potential to contribute in the
      future and  prior grant levels.   Based on its  review, the Compensation
      Committee granted stock options  to individual employees consistent with
      the   individual  grants  for  the  past  few  years  and  increased  by
      approximately  10% the  number of  employees who  received grants.   The
      Compensation Committee granted  options with respect to  the same number of shares to the CEO as had been granted during 1992 and 1991.  Awarding grants to  the executive  officers at  the same level  for the  past few years has resulted in the grants being below competitive levels, but the
      Compensation  Committee  believed  this  was appropriate  based  on  the
      overall  financial performance  of the Corporation.   The  stock options
      become  exercisable in one-third installments on each of the first three anniversaries  of the date of grant.  The grant price was the average of the closing  prices of  the Common Stock  on the twenty  days up  to and including the date of the  grant.  The option recipients, including  the
      CEO,  will receive  value from  these grants  only if  the price  of the
      Common Stock increases above the grant price.

            The Long-Term  Incentive Plan  provides an incentive  that focuses the executives' attention on the long-term growth and financial  success
      of  the   Corporation.     The  Compensation  Committee   granted  Award
      Potentials,  as defined  below, for  25,000 shares  under the  Long-Term
      Incentive Plan to the CEO during 1989 for the 1989-93 plan cycle.  Award
      Potentials  were also granted to  other executive officers.   Each year,
      some or  all  of the  Award  Potentials may  be  earned based  upon  the
      Corporation's cash flow and its relative return on  equity compared to a peer group of  companies in the  paper and forest  products industry  as
      established by Business Week.   As the Award Potentials  are earned, the
      participant receives shares of Restricted Stock and Stock Units, each as defined below, that remain forfeitable until  the end of the plan cycle.
      The CEO earned  1,195 shares during 1989  through 1992 and an  estimated
      1,943 shares during 1993 under the Long-Term Incentive Plan.  The shares earned  for 1993 resulted primarily from  the Corporation's record level of cash flow.

      Executive Compensation Committee

      Harry H. Warner, Chairman
      John W. Rosenblum
      Wallace Stettinius
      John Hoyt Stookey
      Joseph P. Viviano

                          Description of Compensation Plans

            Executive officers of the Corporation were entitled to participate in the compensation plans described below during 1993.

            1993  Incentive Plan.  The  1993 Incentive Plan  provides that the
      Compensation Committee  or its delegate (the   "Administrator" ) may, from
      time  to time,  grant  stock options,  SARs,  stock awards,  performance shares or stock units and may make incentive awards to the Corporation's key employees and officers ( "Participants" ).  Options granted under  the
      1993  Incentive Plan may be  either incentive stock  options ( "ISOs" ) or nonqualified  stock options.  A stock option entitles the Participant to purchase  shares  of Common  Stock from  the  Corporation at  the option price.  The option  price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the fair market value of the stock on the date of grant in the case of an ISO, or 85% of that amount in the case of a nonqualified stock option.

            SARs may  be granted in relation to  option grants ( "Corresponding
      SARs" ) or independently of option grants. The difference between these two types of SARs is that to exercise a Corresponding SAR, the Participant must surrender unexercised that portion of the stock option to which the Corresponding SAR relates. SARs entitle the Participant to receive the lesser of (i) the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR, or (ii) the initial value of the SAR. The initial value of the SAR is the option price of the related option in the case of a Corresponding
      SAR and the fair market value of a share of Common Stock on the date of grant in the case of independent SARs.

            Participants may also be  awarded shares of Common  Stock pursuant
      to a stock award.   The Administrator, in its discretion,  may prescribe
      that a Participant's rights in a stock award shall be nontransferable or forfeitable  or  both unless  certain  conditions (such  as  a specified period of employment with  the Corporation or the achievement  of stated
      objectives)  are satisfied.  The  1993 Incentive Plan  also provides for the award of performance shares.  A performance share award entitles the
      Participant to  receive a payment  equal to the  fair market value  of a
      specified  number of  shares of  Common Stock.   The  Administrator will
      prescribe the requirements  (such as  a specified  period of  employment with  the Corporation or the achievement of stated objectives) that must be satisfied  before a performance share award is earned.  To the extent that  performance shares are earned,  the obligation will  be settled in
      Common Stock.   A Participant also may be awarded  stock units under the
      1993 Incentive Plan.  A stock unit is an award, stated with reference to a  specified number  of  shares  of  Common  Stock,  that  entitles  the
      Participant  to receive a payment for each  specified share equal to the fair market  value of the  Common Stock  on the date  of settlement  and
      accumulated  dividends.    The  Administrator, in  its  discretion,  may
      prescribe   that  a  Participant's  rights  in   stock  units  shall  be
      nontransferable or  forfeitable or both unless  certain conditions (such as  a specified  period  of  employment  with  the  Corporation  or  the achievement of stated objectives) are satisfied.  To the extent that any such  requirements are satisfied, the obligation may be settled in cash, in Common Stock or by a combination of the two.

            The 1993 Incentive Plan also allows the Administrator to make incentive awards to Participants on such terms and conditions as the Administrator prescribes. To the extent that any incentive awards are granted, they may be settled in cash, in Common Stock or by a combination of the two.

            The 1993 Incentive Plan provides that outstanding options and SARs will become exercisable and outstanding stock awards, performance shares, stock units and incentive awards will be earned in full and nonforfeitable in the event of a "change in control" of the Corporation
      (as defined below).

            1987 Stock Option Plan.  The 1987 Stock Option Plan  provides that the  Compensation Committee may from  time to time  grant stock options, stock options  with corresponding SARs and independent  SARs to selected employees of the  Corporation and its subsidiaries.  Under  the terms of the  Stock Option  Plan, grants  may be  made to  employees who,  in the judgment of  the Compensation Committee, have  contributed significantly or are expected to contribute significantly to the profits or growth  of
      the Corporation and its subsidiaries.   The options granted may  be ISOs
      or nonqualified stock options.

            The  Compensation Committee did not make any grants under the 1987
      Stock Option Plan during 1993 and has indicated that it does not intend to make any additional grants under this plan in the future.

            Salaried Employees' Stock Purchase Plan.  Under the Stock Purchase
      Plan,  approximately   1,580  full-time   salaried   employees  of   the
      Corporation or of  one of  its designated subsidiaries  may authorize  a contribution of up to 5% of their basic compensation to the plan through
      payroll deductions.   At the end  of each plan  year, each participant's
      employer  makes a  matching  contribution equal  to  30% of  the  amount contributed  by the  participant,  from  which  is deducted  the  amount required to  be withheld under income  tax, FICA and similar  laws.  The amount contributed by the participants and the net amount contributed by
      their  employers are  applied to  purchase Common  Stock.   As described
      under  Proposal 2  below, on  February 8,  1994, the Board  of Directors amended and restated  the Stock  Purchase Plan effective  July 1,  1994, subject to the approval of the Corporation's stockholders.

            401(k)  Savings  Plan  for   Salaried  Employees.    All  salaried
      employees of  the Corporation who have  attained age 18  are eligible to participate  in  the  Chesapeake  Corporation 401(k)  Savings  Plan  for
      Salaried Employees (the   "Savings Plan" ) after completing  six months of
      employment.    Plan  participants  may  elect to  reduce  their  current
      compensation and have pre-tax contributions of 1% to 10% of  their gross earnings,  up to  maximum  amounts allowable  under applicable  Internal
      Revenue  Service regulations ($8,994 in  1993), made on  their behalf to
      the Savings Plan.   The Corporation makes a matching  contribution equal
      to one-half  of the pre-tax contribution made on behalf of the employee.
      The maximum matching contribution that may be made by the Corporation is
      2-1/2% of the employee's gross earnings.

            Benefits Continuation Plan.   The Chesapeake Corporation  Salaried
      Employees' Benefits Continuation Plan (the  "Benefits Continuation Plan")
      will provide benefits to  all salaried employees of the  Corporation and its subsidiaries, including the executive officers named  in the Summary
      Compensation Table, who  are terminated within  twenty-four months of  a
      "change in control" of the Corporation (as defined below).  The Benefits
      Continuation  Plan provides  severance  pay based  on the  participant's credited service and compensation, with such severance pay not to exceed
      twenty-four  months' compensation.   The  participant's health  and life
      insurance  benefits also will be  continued for the  period during which the participant receives  severance pay or until the participant obtains other employment, whichever is earlier.

            Long-Term  Incentive  Plan.   The  Long-Term  Incentive Plan  (the
      "Long-Term  Plan"), provides  that the  Compensation Committee  may from time to time  grant to  selected employees  of the  Corporation and  its subsidiaries (i) shares  of Common  Stock that  are nontransferable  and subject  to  forfeiture  until  certain  conditions  prescribed  by  the
      Compensation  Committee (such as  a specified period  of employment with the  Corporation) are  satisfied ("Restricted  Stock"), either  alone or together with Restricted Stock Units ("Stock Units") that are to be used to  satisfy  the participant's  income  and  employment tax  withholding obligations with respect to  the related Restricted Stock as  such stock vests in accordance with its terms, and (ii) award potentials (an "Award
      Potential"),  stated with reference to  a specified number  of shares of
      Common  Stock, that  may entitle  the participant  to receive  shares of
      Restricted Stock together  with Stock Units.   As an Award Potential  is
      earned,  the participant receives  shares of Restricted  Stock and Stock
      Units  totaling  the  number of  shares  of Common  Stock  earned.   The
      Compensation Committee,  on the date of grant of an Award Potential, may provide  that the participant's  right to  receive Restricted  Stock and
      Stock Units in  relation to an Award Potential will  be forfeited unless certain  conditions (such as a  specified period of  employment with the
      Corporation  or the  attainment  by the  Corporation  of certain  stated
      financial objectives) are satisfied.  The Corporation pays to holders of
      Stock Units amounts equal to the  dividends that would be payable on the number  of shares of  Common Stock represented  thereby, less applicable income and employment taxes required to be withheld.

            The Long-Term Plan provides that upon a "change in control" of the
      Corporation (as defined below), each outstanding Award Potential will be deemed to have  been earned in its entirety and  shall be converted into
      Restricted  Stock  and Stock  Units.   Such  Restricted Stock  and Stock
      Units, together with  all other outstanding  Restricted Stock and  Stock
      Unit  awards, will  thereafter become  transferrable and  nonforfeitable upon the  earlier of (i) the  vesting dates set forth  in the agreements governing  their grant,  or (ii)  the termination  of  the participant's employment without cause  or following  his refusal to  move to  another location or  upon a material reduction in the participant's compensation or duties.

            For  purposes of the 1993  Incentive Plan, the  Long-Term Plan and
      the Benefits Continuation  Plan,  change in control  means,  in general, the  occurrence of any of the following  events: (a) any person or group becomes the beneficial owner of 20% or more of the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally  in the election of directors  (with certain exceptions);
      (b)  those  persons  who were  members  of  the  Corporation's Board  of
      Directors prior to the  adoption of such  plan, and those persons  whose subsequent  nominations  were  approved  by  such  directors,  cease  to
      constitute   a  majority  of  the  Board   of  Directors  (with  certain
      exceptions);  (c)   the  stockholders  of  the   Corporation  approve  a
      reorganization, merger,  share exchange or  consolidation involving  the
      Corporation  unless  immediately  following   such  transaction  all  or
      substantially all of the  persons who beneficially own Common  Stock and
      any  other  then-outstanding   voting  securities  of  the   Corporation
      beneficially own at least 80% of the common stock and voting securities,
      respectively,   of  the   surviving  entity   in  such   transaction  in
      substantially the same proportions  as their ownership immediately prior to  such transaction; or (d) the stockholders of the Corporation approve a complete  liquidation or dissolution of the Corporation or the sale of all  or substantially all of its assets  (with certain exceptions).  The foregoing summary is qualified in its entirety by reference to the terms of  the 1993  Incentive  Plan,  the  Long-Term  Plan  and  the  Benefits
      Continuation  Plan, copies  of  which  will  be provided  promptly  upon request and without charge  to each person to whom a copy  of this proxy statement is delivered.  Requests  should be directed to:  J.  P. Causey
      Jr., Secretary, Chesapeake Corporation, 1021 East Cary Street, Box 2350,
      Richmond, Virginia  23218-2350.

            The Compensation Committee made grants of Award Potentials to executive officers in 1989 for the 1989-93 performance cycle under the Long-Term Plan. The Compensation Committee has indicated that it does not intend to make any additional grants or awards under the Long-Term
      Plan in the future.

            Section  16(a)  Compliance.    Section  16(a)  of  the  Securities
      Exchange  Act of 1934, as amended,  requires the Corporation's executive officers, directors and persons owning more than 10% of the Common Stock to file reports  of ownership  and changes  in ownership  of the  Common
      Stock and derivative securities of the Corporation with the  SEC and the
      New  York Stock  Exchange.   During  1993, two  reports relating  to two
      transactions (the  cash-out of a fractional share  distributed under the
      Corporation's  Employee Stock Ownership Plan  and a gift  to his spouse)
      were  filed late by  Andrew J. Kohut,  Vice President -  Finance & Chief
      Financial Officer of the Corporation.


                   Summary of Cash and Certain Other Compensation

            The following table shows, for the fiscal years ended December 31, 1991, 1992 and 1993, the cash compensation paid by the Corporation and its subsidiaries, as well as certain other compensation paid or accrued, to the Corporation's CEO and its four other most highly compensated executive officers (the "Named Executive Officers").


                                             SUMMARY COMPENSATION TABLE
                                         Annual Compensation                       Long-Term Compensation
                                                                                 Awards         Payout
                                                                 Other         Securities
                                                                Annual         Underlying                      All Other
 Name and                                                       Compen-         Options/          LTIP           Compen-
Principal Position         Year        Salary      Bonus        sation(1)        SARs           Payouts(2)     sation(3)
J. Carter Fox              1993       $408,000    $44,000                        20,000          $49,547        $10,497
 President &               1992        395,417     80,000                        20,000                          10,089
 Chief                     1991        372,500    103,865                        20,000            1,409          9,825
 Executive
 Officer

Paul A.                    1993        277,500     40,000                        13,500           35,649          8,577
Dresser, Jr.               1992        269,167     55,000                        13,500                           8,274
Executive                  1991        230,638     78,914                        13,200            1,003          7,285
Vice
President &
Chief
Operating
Officer

Charles S.                 1993        176,000     44,000                         6,000           17,825          7,069
Cianciola                  1992        169,167     60,611                         6,000                           6,797
Group Vice                 1991        155,833     76,363                         7,000              501          6,500
President -
Tissue
 Products

Samuel J.                  1993        175,750     44,000                         6,000           17,825          7,062
Taylor                     1992        167,667     61,894                         6,000                           6,729
Group Vice                 1991        151,000     85,205                         7,000              501          6,503
President -
Packaging

Thomas                     1993        177,000     27,000                         6,000           15,836          7,100
Blackburn                  1992        171,251     40,510      $3,972(4)          6,000                          16,304
Group Vice                 1991        160,000     52,074                        11,000                           4,052
President -
Kraft
Products
(since
February
1991)
      ____________________
           (1)   None of the  Named Executive Officers received perquisites or other personal benefits, securities or property  with an aggregate value in  excess of the lesser of $50,000 or 10%  of the total of his salary and bonus shown above.
           (2)   The amounts appearing  in the  long-term incentive  plan
       ("LTIP") payouts  column represent  the value of Restricted  Stock and
       Stock Units  received as Award Potentials were  earned under the Long
       -Term  Plan for 1993 (estimated)  and 1991 (actual), based on the closing price for Common Stock  of $25.50 and $23.875 on December 31,  1993, and
       1991,  respectively.  No  Award Potentials  were earned in  1992.   All
       unearned  Award Potentials granted  under the Long-Term  Plan for the
       1989-1993 performance cycle expired as  of December 31, 1993,  and as of
       December 31, 1993, all restrictions  on shares of  Restricted Stock
       received  under the plan expired.   Accordingly, as of  December 31,
       1993, none  of the  Named Executive Officers  held any  shares of
       Restricted Stock under the Long-Term Plan,  nor did such individuals hold any other shares of restricted  stock of the Corporation as of such date.
           (3)    All Other Compensation   for 1993 includes  the following:
       (a)  the Corporation's 50% matching contributions under the Savings Plan of $4,497 on behalf of each of the Named Executive  Officers; and (b) the
       Corporation's 30% matching  contribution under the Stock  Purchase Plan of  the following amounts  made to the Named Executive  Officers:  Mr.
       Fox, $6,000; Mr. Dresser,  $4,080; Mr. Cianciola, $2,572;  Mr. Taylor,
       $2,565; and Mr. Blackburn, $2,603.
           (4)   This  amount represents  a payment  to Mr.  Blackburn to
       assist in  paying taxes  on relocation
      payments.

                           Stock Options and SARs

      The following table contains information concerning the grants of options and SARs made during 1993 under the 1993 Incentive Plan to the Named Executive Officers.

                                            OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                            Potential
                                                                                        Realizable value at
                                                                                         Assumed Annual
                                                                                       Rates of Stock Price
                                                                                          Appreciation
                       Individual Grants                                                for Option Term(1)
- ---------------------------------------------------------------------------   ----------------------------------
                                          % of
                                          Total                                   0%          5%(4)       10%(4)
                        Number of        Options/
                        Securities        SARs                                 (Assumes    (Assumes    (Assumes
                        Underlying      Granted to                             a Common    a Common    a Common
                         Options/       Employees     Exercise      Expira-     Stock        Stock       Stock
                           SARs         in Fiscal     or Base        tion      Price of    Price of    Price of
Name                    Granted(2)         Year       Price(3)       Date      $19.15)      $31.19)     $49.67)
J. Carter Fox             20,000          12.0%        $19.15       8/8/03        $0        $240,800    $610,400

Paul A. Dresser, Jr.      13,500           8.1          19.15       8/8/03         0         162,540     412,020

Charles S. Cianciola       6,000           3.6          19.15       8/8/03         0          72,240     183,120

Samuel J. Taylor           6,000           3.6          19.15       8/8/03         0          72,240     183,120

Thomas Backburn            6,000           3.6          19.15       8/8/03         0          72,240     183,120


____________________
          (1) The potential realizable value is based upon assumed future prices for the Common Stock that are derived from the specified assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common
Stock holdings are dependent on the actual future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.
          (2) All option grants consisted of nonqualified stock options granted under the 1993 Incentive Plan. These grants become exercisable in one-third installments on each of the first three anniversaries of the date of grant (August 9, 1993).
          (3) The exercise price was set at the average of the closing prices of Common Stock on the twenty trading days up to and including the date of the grant. The exercise price may be paid in cash or in Common Stock valued at fair market value on the date preceding the date of exercise, or a combination of cash and Common Stock.
          (4) The 5% and 10% assumed annual rates of stock price appreciation used to calculate potential option gains shown above are required by the rules of the SEC. The actual gains that will be realized, if and when the Named Executive Officers exercise the options granted in 1993, will be dependent on the future performance of the Common Stock. To put the hypothetical gains shown in the table into perspective, the following is provided:


                                                                                                Annual Rate of Stock Price
                                                                                                       Appreciation
                                                                                                      5%                10%
Resulting stock price based on $19.15 starting price                                           $        31.19     $        49.67

Per share gain                                                                                          12.04              30.52

Aggregate gain that would be realized by all stockholders (based on 23,445,745 shares          282,286,770.00     715,564,137.00
outstanding on August 9, 1993)

Aggregate hypothetical gain on all 1993 options granted to the Named Executive Officers            620,060.00       1,571,780.00
if $31.19 and $49.67 prices, respectively, are achieved

Hypothetical aggregate gains for the Named Executive Officers as a percentage of all                     0.2%               0.2%
stockholders' gains

                      Option/SAR Exercises and Holdings

            The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options and SARs during 1993, and unexercised options and SARs held by them on December 31, 1993.



                AGGREGATED OPTION/SAR EXERCISES IN LAST YEAR AND YEAR-END OPTION/SAR VALUES

                                             Number of         Value of
                                             Securities       Unexercised
                                             Underlying       In-the-Money
                                            Unexercised      Options/SARs at
                                            Options/SARs       Year-End (1)
                                                 at
                                              Year-End

                      Shares       Value      Exercisable/     Exercisable/
        Name         Acquired     Realized   Unexercisable    Unexercisable
                        on                         (2)              (2)
                     Exercise
       J. Carter Fox        0     $     0    80,767/40,001   $464,762/$189,436

       Paul A.              0           0    36,300/26,900    207,671/127,255
       Dresser, Jr.

       Charles S.           0           0    22,466/12,334     133,019/58,876
       Cianciola

       Samuel J.            0           0    27,900/12,000     165,386/56,830
       Taylor

       Thomas           3,468(3)   10,194     6,000/12,000      27,740/56,830
       Blackburn
      ____________________
            (1)   The value of unexercised in-the-money options/SARs
      represents the positive spread between the December 31, 1993, closing price of Common Stock ($25.50) and the exercise price of any unexercised options and SARs.
            (2)   The shares represented could not be acquired by the named
      executive as of December 31, 1993, and future exercisability is subject to the executive remaining employed by the Corporation for up to three years from the date of grant, subject to acceleration for retirement, death or total disability of the executive or a "change in control" of the Corporation (as defined in the 1993 Incentive Plan and the 1987
      Stock Option Plan).
            (3)   Represents the total number of shares underlying stock
      options and SARs exercised by Mr. Blackburn by surrendering previously owned Common Stock, in which he acquired a net 397 shares.


                                          Pension Plans Table

            The following table illustrates the approximate aggregate annual retirement benefits payable to covered participants retiring at age 65 pursuant to the Corporation's funded retirement plan for its salaried employees and unfunded supplemental retirement plan for certain officers and other key employees.

                                       Estimated Annual Retirement Benefit at Age 65
                                                Years of Credited Service  (2)
                      Annual
                   Compensation (1)      15          20         25          30            35
                     $100,000         $ 30,000   $ 40,000    $ 48,000     $ 56,000     $ 64,000
                      200,000           60,000     80,000      96,000      112,000      128,000
                      300,000           90,000    120,000     144,000      168,000      192,000
                      400,000          120,000    160,000     192,000      224,000      256,000
                      500,000          150,000    200,000     240,000      280,000      320,000
                      600,000          180,000    240,000     288,000      336,000      384,000

                  __________________
                        (1)  Annual compensation is the average of
              the highest five consecutive years' salary and bonus paid during the last ten consecutive years and, in the case of the Named
              Executive Officers, approximates such amounts as set forth in the
              Summary Compensation Table.
                        (2)   The years of credited service for
              the Named Executive Officers as of March 1, 1994, were:  Mr. Fox,
              30; Mr. Dresser, 12; Mr. Cianciola, 29; Mr. Taylor, 15; and Mr.
              Blackburn, 3 (Messrs. Cianciola and Taylor each have 8 years credited service under the supplemental retirement plan).



                The above amounts are stated as payments in the form of a life annuity. Other actuarially equivalent forms of benefit may be selected. The amounts shown in the table are subject to reduction for a portion of Social Security benefits.

                            Performance Graph

       The following graph compares the cumulative total return for the Common Stock to the cumulative total returns for the S&P 500 Composite Index and the S&P Paper & Forest Products Group Index for the Corporation's last ten fiscal years. The graph assumes an investment of $100 in the Common Stock and in each index as of December 31, 1988, and that all dividends were reinvested.

                    (PERFORMANCE GRAPH)

            Chesapeake                     S&P Paper & Forest
             Corporation    S&P 500          Products Group
1983           55             49                  48
1984           49             52                  51
1985           58             69                  65
1986           78             82                  84
1987           80             86                  91
1988          100            100                 100
1989          102            132                 121
1990           73            128                 110
1991          134            166                 139
1992          118            179                 159
1993          152            197                 175

                     CERTAIN TRANSACTIONS


       C. Elis Olsson, a nominee for election to the Board of Directors, is Assistant Manager of Manufacturing of Chesapeake Paper Products Company, a subsidiary of the Corporation. During 1993, the total cash compensation paid by the Corporation and its subsidiaries to Mr. Olsson (including the Corporation's contributions under certain employee benefit plans) was $64,680. In addition during 1993, Mr. Olsson was granted nonqualified stock options under the 1993 Incentive Plan for 400 shares of Common Stock, at an exercise price of $19.15 and with an expiration date of August 8, 2003, which options will become exercisable in one-third installments on each of the first three anniversaries of the date of grant (August 9, 1993). Mr. Olsson's compensation was consistent with that paid by the Corporation and its subsidiaries in 1993 to other employees with similar job titles and responsibilities.




                                       PROPOSAL TO AMEND AND RESTATE
                                 THE SALARIED EMPLOYEES' STOCK PURCHASE PLAN
                                                (PROPOSAL 2)

       The Stock Purchase Plan was originally approved at the 1974 annual meeting of stockholders, and amendments to the Stock Purchase Plan were last approved by the stockholders at the 1987 annual meeting. On February 8, 1994, the Board of Directors amended and restated the Stock Purchase Plan, subject to the approval of the Corporation's stockholders. The Corporation proposes that the stockholders approve the amendment and restatement of the Stock Purchase Plan, to be effective July 1, 1994.

       The purposes of the Stock Purchase Plan are to encourage ownership of the Corporation's Common Stock by salaried employees of the Corporation and its participating subsidiaries and to provide an additional incentive to those employees to remain with and promote the success of the business of the Corporation and its subsidiaries. The stockholders have previously approved the issuance of a maximum of 1,950,000 shares of the Corporation's Common Stock pursuant to the Stock Purchase Plan, of which 198,880 shares remain available for issuance. The Corporation estimates that approximately 100,000 of such available shares will be issued effective
July 1, 1994, for the Plan Year ending June 30, 1994. As amended and restated, the Stock Purchase Plan provides that a maximum of 750,000 shares of Common Stock (including the remaining estimated 98,880 previously authorized but unissued shares) may be issued thereunder after July 1, 1994. The Stock Purchase Plan will be administered by a committee appointed by the Compensation Committee (the "Committee").

       The following paragraphs summarize the principal features of the Stock Purchase Plan, as amended and restated, and the more important changes to the prior version of the Stock Purchase Plan effected by such amendment and restatement. This summary is subject, in all respects, to the terms of the Stock Purchase Plan, as amended and restated. The Corporation will provide promptly, upon request and without charge, a copy of the full text of the Stock Purchase Plan, as amended and restated, to each person to whom a copy of this proxy statement is delivered. Requests should be directed to:
J.P. Causey Jr., Secretary, Chesapeake Corporation, 1021 East Cary Street, P.O. Box 2350, Richmond, Virginia 23218-2350.

Summary of the Amended and Restated Stock Purchase Plan

       Each salaried employee of the Corporation who has attained age 18 is eligible to participate in the Stock Purchase Plan after five months of continuous employment, unless such employee is (i) subject to a collective bargaining agreement that does not authorize such participation, (ii) employed for less than 20 hours per week or (iii) employed for less than five months in any calendar year. As of the date of this proxy statement, approximately 1,580 persons were eligible to participate in the Stock Purchase Plan.

       An eligible employee becomes a participant in the Stock Purchase Plan by authorizing a payroll deduction from his basic compensation, which excludes bonuses and other extra compensation, at least 25 days before the beginning of a Plan Year (as defined below) or at such other date as may be determined by the Committee. A salaried employee who completes his initial five months of continuous employment after any July 1 may become a participant in the Stock Purchase Plan on the first day of the seventh month of the Plan Year following the date he completes five months of continuous employment, provided he authorizes a payroll deduction at least 25 days before that date. The "Plan Year" is determined by the Committee, and is currently the twelve-month period beginning on each July 1 and ending the following June 30.

       A participant must specify the amount of his payroll deduction for each Plan Year in multiplies of 1% of his basic compensation, not to exceed 5%. At the end of the Plan Year, the Corporation will make a matching contribution to a participant's account, less the amount required to be withheld under federal and state tax withholding, FICA and comparable laws. The Stock Purchase Plan, as amended and restated, provides that the Committee will prescribe the amount of the Corporation's contribution (not to exceed 60% of the participant's contributions), or the manner in which the Corporation's contribution will be determined, for a Plan Year. The Committee has indicated its intent to prescribe a match, which may vary for each Plan Year, based on a formula relating to the Corporation's financial performance. Prior to its amendment and restatement, the Stock Purchase Plan provided for a fixed matching contribution of 30% of each participant's contributions.

       The amounts contributed by the participant and the Corporation will be applied at the end of the Plan Year to purchase shares of Common Stock from the Corporation at a price equal to the average of the closing prices of the Common Stock on the New York Stock Exchange composite tape for the 20 consecutive trading days before the last day of the Plan Year. No fractional shares will be issued. Any amount not used to purchase shares of Common Stock will be credited to the participant's account for the next Plan Year, provided he participates in the Stock Purchase Plan during that Plan Year. If the participant does not participate in the Stock Purchase Plan during the next Plan Year, such amount will be paid to him in cash.

       An employee's participation in the Stock Purchase Plan terminates if he ceases to be employed by the Corporation and its subsidiaries for any reason, including death or retirement. A participant who retires may continue to participate in the Stock Purchase Plan until the end of the Plan Year that includes the date of his retirement without making further contributions. A participant may also voluntarily terminate his participation in the Stock Purchase Plan at any time by notifying his payroll office, in which event the Corporation will return the participant's contributions to the Stock Purchase Plan through such date. The Stock Purchase Plan, as amended and restated, provides that any participant whose participation in the plan terminates and who receives a refund of his contributions will also receive an interest payment for the contributions credited to his account as of the end of the calendar quarter preceding the date his participation in the plan is terminated. The Committee will prescribe the applicable interest rate, or the manner in which such interest rate will be determined, for each Plan Year. An individual who terminates his participation in the Stock Purchase Plan forfeits all rights to any contribution from the Corporation with respect to the Plan Year that includes the date of such termination, except for any interest credit. Prior to its amendment and restatement, the Stock Purchase Plan did not provide for the payment of interest on amounts returned to participants who terminated their participation during a Plan Year. A participant may withdraw his contributions to the Stock Purchase Plan only if he terminates participation.

       A participant who ceases to be a salaried employee of the Corporation because he becomes an hourly-paid employee of the Corporation or one of its participating subsidiaries and who meets the requirements of the Corporation's Hourly Employees' Stock Purchase Plan will automatically become a participant in the Corporation's Hourly Employees' Stock Purchase Plan, unless he elects otherwise. In the discretion of the Committee, his contributions under the Stock Purchase Plan may be transferred to the Hourly Employees' Stock Purchase Plan or may be held under the Stock Purchase Plan in the same manner as if the participant had suspended his contributions.

       A participant may suspend his contributions to the Stock Purchase Plan at any time by notifying his payroll office. A suspension of contributions will not terminate an employee's participation in the Stock Purchase Plan.
In such event, the Corporation will hold the amount previously contributed and will make its matching contribution based on such amount. A participant who terminates his participation in the Stock Purchase Plan or suspends his contributions thereto may not resume contributions during the same Plan Year.

       The Board of Directors or its delegate may modify, amend or terminate the Stock Purchase Plan. However, no modification, amendment or termination may affect a participant's rights under an outstanding election to purchase shares of Common Stock under the Stock Purchase Plan. In addition, no amendment will be effective without stockholder approval if the amendment (i) changes the class of individuals who are eligible to participate in the Stock Purchase Plan, or (ii) increases the number of shares of Common Stock issuable under the Stock Purchase Plan (other than an adjustment to reflect stock dividends, split-ups, recapitalizations or combinations). Prior to its amendment and restatement, the Stock Purchase Plan required stockholder approval of any amendment that would increase the Corporation's matching contribution above 50% of a participant's contributions.

       The Corporation cannot determine the amounts that participants will contribute or the level of matching contributions that will be prescribed by the Committee under the Stock Purchase Plan, as amended and restated, for the Plan Year commencing July 1, 1994. The Corporation also cannot determine the amounts that participants would have contributed, or the level of the Corporation's matching contributions that the Committee would have prescribed, if the Stock Purchase Plan, as amended and restated, had been in effect for the Plan Year ending June 30, 1993, or any prior Plan Year.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE SALARIED EMPLOYEES' STOCK PURCHASE PLAN.



                                            SELECTION OF AUDITORS
                                                (PROPOSAL 3)

       The Board of Directors has appointed Coopers & Lybrand to serve as independent certified public accountants of the Corporation and its subsidiaries for 1994. Stockholders are requested to ratify this appointment. Representatives of Coopers & Lybrand are expected to be present at the meeting and will be given an opportunity to make a statement and to respond to appropriate questions.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3 TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 1994.


                    MATTERS TO BE PRESENTED FOR INCLUSION IN THE PROXY STATEMENT FOR THE 1995 ANNUAL MEETING OF STOCKHOLDERS

       Any proposal submitted by a stockholder for inclusion in the proxy materials for the annual meeting of stockholders in 1995 must be delivered to the Corporation at its principal office in Richmond, Virginia not later than November 18, 1994.


                                OTHER MATTERS

       As of the date of this proxy statement, management knows of no business that will be presented for consideration at the annual meeting of stockholders other than that stated herein. As to other business, if any, and matters incident to the conduct of the meeting that may properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies.


       Stockholders, whether or not they expect to attend the annual meeting in person, are requested to mark, date and sign the enclosed proxy and return it to the Corporation. Please sign exactly as your name appears on the accompanying proxy. Stockholders may revoke their proxy by delivering a written notice of revocation to the Corporation at its principal office to the attention of J.P. Causey Jr., Secretary, at any time before the proxy is exercised.

                                                          J. P. Causey Jr.
                                                          Secretary


March 25, 1994

                                                   NOTICE



                                                     and



                                               PROXY STATEMENT



                                                   for the



                                               ANNUAL MEETING



                                                     of



                                                STOCKHOLDERS



                                                 To Be Held

                                               April 27, 1994






                                                   (LOGO)

PROXY                                                                   PROXY
CHESAPEAKE CORPORATION
Richmond, Virginia  23218

Proxy Solicited on Behalf of the Board of Directors for The Annual Meeting of Stockholders, April 27, 1994


The undersigned hereby appoints Sture G. Olsson, J. Carter Fox and Harry H. Warner and each of them as proxies (and if the undersigned is a proxy, as substitute proxies), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Corporation held of record by the undersigned on March 11, 1994, at the annual meeting of stockholders to be held at 11:00 A.M. on April 27, 1994, or any adjournments thereof.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE

                                           (Continued on reverse)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each proposal presented.


1.     ELECTION OF FOUR DIRECTORS FOR A THREE-YEAR TERM.
   Class II (to serve until the 1997 annual meeting of stockholders) Nominees: C. Elis Olsson, Wallace
   Stettinius, Joseph P. Viviano and Harry H. Warner.

         FOR             WITHHOLD            FOR all nominees
                                                     EXCEPT vote withheld from
                                                      the following nominee(s):

                                 ______________________________________________


2. To approve the amendment and restatement of the Chesapeake Corporation Salaried Employees' Stock Purchase Plan.

   FOR                       AGAINST              ABSTAIN

3. To ratify the appointment of Coopers & Lybrand as independent accountants for 1994.

   FOR                       AGAINST              ABSTAIN


4. In their discretion, the proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting.



The Board of Directors unanimously recommends a vote FOR each of the above proposals:

                             Dated: ___________________________


Signature(s)  _____________________________________________________
           Please sign exactly as name appears hereon. Joint owners should each sign. Where applicable, indicate official position or representative capacity.


                                                          March 25, 1994






Dear Fellow Employee:

   The instruction card to vote your Chesapeake Corporation common stock held in the Employee Stock Ownership Plan of Chesapeake Corporation, the Chesapeake Corporation 401(k) Plan for Salaried Employees or the Chesapeake Corporation 401(k) Plan for Hourly Employees (the "Plans") is on the lower portion of this page. Voting instructions from Wachovia Bank of North Carolina, N.A., the trustee of the Plans, are enclosed. It is important that you instruct the trustee to vote your shares held in the Plans by completing the instruction card below and returning it in accordance with the instructions from Wachovia.

   As a participant in the Plans, you are entitled to attend the annual meeting of stockholders of Chesapeake Corporation to be held at the Exhibition Hall at the Fairgrounds on Strawberry Hill, 600 East Laburnum Avenue, Richmond, Virginia, on Wednesday, April 27, 1994, at 11:00 A.M. If you plan to attend the meeting and have not otherwise requested an admittance card, you may request an admittance card by contacting the corporation office in Richmond at (804) 697-1000.

                                                  Sincerely,



                                                  J. P. Causey Jr.
                                                  Secretary



IMPORTANT:                   INFORMATION REGARDING ANNUAL MEETING OF
                     STOCKHOLDERS OF CHESAPEAKE CORPORATION

TO: Participants in the Chesapeake Corporation Employee Stock Ownership Plan, the Chesapeake Corporation 401(k) Plan for Salaried Employees, and the Chesapeake Corporation 401(k) Plan for Hourly Employees
                     (collectively referred to as the "Plans")

FROM:                Wachovia Bank of North Carolina, N.A., Trustee of the
                     Plans ("Wachovia")


Enclosed for your consideration are the proxy materials in connection with Chesapeake Corporation's stockholders meeting to be held on April 27, 1994. Also enclosed is an instruction card requesting your direction in (i) the election of members of the Board of Directors, (ii) the approval of the amendment and restatement of the Chesapeake Corporation Salaried Employees' Stock Purchase Plan, (iii) the ratification of the appointment of Coopers & Lybrand as Independent Accountants for 1994, and your instruction for any other matters incident to the conduct of the meeting that may come before the annual stockholders meeting. Shares of Chesapeake Corporation common stock are allocated to your accounts in the Plans. Wachovia has employed Automatic Data Processing (ADP), as its agent, to receive and tabulate the instruction cards. All directions given to ADP will be confidential.

To be effective, your instruction card must be received by ADP at the address below by the close of business (5:00 PM EST), April 25, 1994. Instruction cards received after the close of business on April 25, 1994, or received at an address other than that listed below, will not be effective. If you do not direct the vote of the shares of common stock allocated to your accounts, Wachovia will vote such shares in accordance with the terms of the Plans. You may revoke your instructions by delivering a written notice of revocation to ADP at the address below by the close of business (5:00 PM EST), April 25, 1994. Any notice of change must be timely, contain your name, your social security number, and be signed and dated.

For questions or additional information concerning your voting directions, please call 910/770-5829.

                             By Regular or Express Mail

                             ADP Proxy Services
                             53 Mercedes Way
                             Edgewood, NY  11717
                             Attn:  Vote Processing

Very truly yours,

WACHOVIA BANK OF NORTH CAROLINA, N.A.

Joe O. Long
Senior Vice President

Enclosures

TO:    WACHOVIA BANK OF NORTH CAROLINA, N.A.
              Trustee of the Employee Stock Ownership Plan of Chesapeake Corporation, the Chesapeake
              Corporation 401(k) Savings Plan for Salaried
              Employees, and the Chesapeake Corporation 401(k)
              Savings Plan for Hourly Employees

       With respect to the shares of Common Stock of Chesapeake Corporation represented by my interest in the Trust Funds of the Employee Stock Ownership Plan, the 401(k) Savings Plan for Salaried Employees or the 401(k) Savings Plan for Hourly Employees, you are directed to sign and forward a proxy in the form being solicited by the Board of Directors of Chesapeake Corporation to instruct the persons named therein, or their substitutes, to vote in accordance with the proxy statement as designated on the reverse.

                                     PLEASE SIGN AND DATE ON THE REVERSE

                                       Continued on the reverse side.





The Board of Directors Unanimously Recommends a Vote FOR Each of the Following Proposals:

1. Election of Four Directors For a Three Year Term. Class II (To serve until the 1997 annual meeting of stockholders): C. Elis Olsson, Wallace Stettinius, Joseph P. Viviano and Harry H. Warner.



FOR                WITHHOLD             EXCEPTIONS:  Withhold vote on the
all nominees    vote for all nominees           following nominee(s) only:
listed above
___________________________________________________________

2. To approve the amendment and restatement of the Chesapeake Corporation Salaried Employees' Stock Purchase Plan.
   FOR                       AGAINST              ABSTAIN

3. To ratify the appointment of Coopers & Lybrand as independent accountants for 1994.

   FOR                       AGAINST              ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting and any adjournments.

_________________
Account Number
                     Please mark all
                     choices like this   X


Signature__________________________________ Date __________________





                                                  March 25, 1994





TO:    Participants in the Wisconsin Tissue Mills Inc. 401(k) Savings Plan
   for Hourly Employees


   Enclosed are proxy materials in connection with Chesapeake Corporation's stockholders meeting to be held on April 27, 1994. Also enclosed are the instructions for Associated Bank to vote your full shares of Chesapeake Corporation common stock held in the Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees (the "Plan"). It is important that you instruct Associated Bank, the trustee of the Plan, to vote your shares held in the Plan and allocated to your account by completing and returning the instructions enclosed. All voting instructions given to Associated Bank will be confidential.

   To be effective, your proxy must be received by Associated Bank by the close of business (5:00 p.m. EST), April 25, 1994. If you do not direct the vote of the shares of common stock allocated to your account, Associated Bank will not vote those shares. You may revoke your proxy by delivering a written notice of revocation to Associated Bank at the address below by the close of business (5:00 p.m. EST), April 25, 1994. Any notice of change must be timely, contain your name, your social security number, and be signed and dated.

                     Associated Bank, Trustee
                     P. O. Box 408
                     Neenah, Wisconsin  54957-0408

   As a participant in the Plan, you are entitled to attend the annual meeting of stockholders of Chesapeake Corporation to be held at the Exhibition Hall at the Fairgrounds on Strawberry Hill, 600 East Laburnum Avenue, Richmond, Virginia, on Wednesday, April 27, 1994, at 11:00 A.M. If you plan to attend the meeting and have not otherwise requested an admittance card, you may request an admittance card by contacting the Chesapeake corporate office in Richmond at (804) 697-1000.

                                                  Sincerely,



                                                  J. P. Causey Jr.
                                                  Secretary



   NOTE:      PLEASE MARK THE ENCLOSED VOTING
              INSTRUCTIONS AND MAIL TO ASSOCIATED
              BANK IN THE ENVELOPE PROVIDED.








VOTING INSTRUCTIONS



TO:    ASSOCIATED BANK

       Trustee of the Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees

   With respect to the full shares of Common Stock of Chesapeake Corporation allocated to my account in the Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees, you are directed to sign and forward a proxy in the form being solicited by the Board of Directors of Chesapeake Corporation to instruct the persons named therein, or their substitutes, to vote in accordance with the proxy statement as designated below.

   The Board of Directors unanimously recommends a vote FOR each of the following proposals:

       1.  ELECTION OF FOUR DIRECTORS FOR A THREE-YEAR TERM:

           (  ) FOR all nominees listed below     (  )   WITHHOLD
                                                         AUTHORITY to vote
                                                         for all nominees
                                                         listed below:

Class II (to serve until the 1997 annual meeting of stockholders)

C. Elis Olsson,  Wallace Stettinius,  Joseph P. Viviano,  and  Harry H.
Warner

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:)

       2. TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE CHESAPEAKE CORPORATION SALARIED EMPLOYEES' STOCK PURCHASE PLAN.

(  )   FOR                (  )   AGAINST                   (  )   ABSTAIN

       3. TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND AS INDEPENDENT ACCOUNTANTS FOR 1994.

(  )   FOR                (  )   AGAINST                   (  )   ABSTAIN

       4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING
           AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS.


NAME:                                 Please sign and return promptly to the
                                      Trustee.

SHARES:                              _______________________________________
                                     Signature

                                     DATE _____________________________, 1994




PLEASE MAIL THESE INSTRUCTIONS IN THE ENCLOSED ENVELOPE TO ASSOCIATED BANK




                                               April 11, 1994






                                                 A REMINDER





Dear Stockholder:

   Proxy material for the annual meeting of stockholders of Chesapeake Corporation was sent to you under date of March 25, 1994.

   According to our records, your proxy for this meeting, which will be held on Wednesday, April 27, 1994, has not yet been received. Regardless of the number of shares you may own, it is important that they be represented.

   If you have not already returned your proxy card, I urge you to sign, date and mail the enclosed duplicate promptly. If you returned the original card but did so more than a week ago, I request that you sign, date and mail the enclosed duplicate.

                                                  Sincerely,



                                                  J. P. Causey Jr.
                                                  Secretary